UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) December 23, 2005
CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-120962 (Commission File Number)	13-3320910 (IRS Employer ID Number)

11 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(212) 325-2000
No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

Credit Suisse First Boston Mortgage Acceptance Corp. (the “Depositor”) entered into a Pooling and Servicing Agreement dated as of November 1, 2005 (the “Agreement”) among the Depositor, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Washington Mutual Mortgage Securities Corp., as a servicer (in such capacity, a “Servicer”), and  Select Portfolio Servicing, Inc. (“SPS”), as a servicer (in such capacity, a “Servicer”) and as special servicer (in such capacity, the “Special Servicer”) providing for the issuance of the CSFB Mortgage-Backed Pass-Through Certificates, Series 2005-11.  The Certificates were issued on November 29, 2005. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of November 1, 2005, by and among the Depositor, the Seller, the Servicers, the Special Servicer, the Master Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Kevin Steele

Name: Kevin Steele

Title: Director

Dated: December 23, 2005

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of November 1, 2005,

5

by and among the Company, the Seller, the Servicers, the

Special Servicer, the Master Servicer, the Trust Administrator

and the Trustee.